As filed with the Securities and Exchange Commission on June 21, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

PIXELWORKS, INC.

(Exact name of registrant as specified in charter)

Oregon	91-1761992
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pixelworks, Inc., 1997 Stock Incentive Plan

(Full title of the Plan)

Allen H. Alley
President and Chief Executive Officer
Pixelworks, Inc.
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alice Cuprill-Comas, Esq.
Ater Wynne LLP
222 S.W. Columbia, Suite 1800
Portland, Oregon 97201
(503) 226-1191

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,500,000 shares	$8.92	$31,220,000	$3,675

(1)          Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on the Nasdaq National Market System on June 15, 2005.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 3,500,000 shares of Pixelworks, Inc. common stock issuable pursuant to 1997 Stock Incentive Plan, as amended. This Registration Statement includes a facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 Legal Opinion, and an accountant’s consent. Pursuant to Instruction E, the content of Pixelworks Registration Statements on Form S-8, as filed with the Securities and Exchange Commission December 15, 2004 (File No. 333-121274), May 30, 2002 (File No. 333-89394) and July 19, 2000 (File No. 333-41722), including the exhibits thereto, are incorporated by reference into this Registration Statement. All previously registered shares may be issued pursuant to Pixelworks’ 1997 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Tualatin, State of Oregon, on June 20, 2005.

PIXELWORKS, INC.
By	/s/ ALLEN H. ALLEY
Allen H. Alley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen H. Alley and Jeffrey B. Bouchard, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Witness our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of June 20, 2005.

/s/ ALLEN H. ALLEY	Chairman, President and Chief Executive Officer
Allen H. Alley
/s/ JEFFREY B. BOUCHARD	Vice President, Finance and Chief Financial Officer
Jeffrey B. Bouchard
/s/ MARK CHRISTENSEN	Director
Mark Christensen
/s/ FRANK GILL	Director
Frank Gill
/s/ C. SCOTT GIBSON	Director
C. Scott Gibson
/s/ BRUCE WALICEK	Director
Bruce Walicek

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Ater Wynne LLP as to the legality of the securities being registered
23.1	Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney (included in signature page of the Registration Statement)
99.1	Pixelworks, Inc. 1997 Stock Incentive Plan, as amended